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                                                                   EXHIBIT 99(c)

                                 SYNETIC, INC.
                       AMENDED AND RESTATED 1991 SPECIAL
                        NON-QUALIFIED STOCK OPTION PLAN


          1.   Definitions.  The terms below shall be defined as indicated.
               -----------

               1.1  Board means the Board of Directors of the Company, as
                    -----
constituted from time to time.

               1.2  Code means the Internal Revenue Code of 1986, as amended
                    ----
from time to time, or any successor statute thereto.


               1.3  Committee means the Committee of the Board described in
                    ---------
Section 3.

               1.4  Common Stock means the Company's common stock, par value
                    ------------
$.01.

               1.5  Company means Synetic, Inc., a Delaware corporation, and
                    -------
any successor corporation which adopts the Plan.

               1.6  Designated Officer means any director of the Company (who is
                    ------------------
also an officer of the Company) that the Board or the Committee may designate pursuant to Section 3 to act on their behalf with respect to the Plan.

               1.7  Exchange Act means the Securities Exchange Act of 1934, as
                    ------------
amended from time to time, or any successor statute thereto.

               1.8  Fair Market Value means, on a specified date, the last sales
                    -----------------
price of a Share traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or the last closing price for a Share on the stock exchange, if any,
  ------
on which Shares are primarily traded (or if no Shares were traded on such date, then on the last previous date on which any Shares were so traded), or if none of the above is applicable, the value of a Share for such date as established by the Committee, using any reasonable method of valuation.

               1.9  Key Consultant means an individual (other than a Key
                    --------------
Employee) who is a consultant, agent, or other person engaged by the Company or a Subsidiary to render services to, or on behalf of, the Company or such Subsidiary.

               1.10 Key Employee means a person employed by the Company or a
                    ------------
Subsidiary on a full or part time basis, who is compensated by a regular salary.

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               1.11 Option means an option to purchase Shares granted by the
                    ------
Company pursuant to the Plan. The Options are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

               1.12 Option Agreement means a written agreement as described
                    ----------------
in Section 7 between the Company and the Optionee evidencing an option.

               1.13 Option Period means the period from the date of the
                    -------------
granting of an Option to the date on which that Option can no longer be exercised.

               1.14 Option Price means the price to be paid for the Shares
                    ------------
purchased pursuant to an Option.

               1.15 Optionee means any person who is granted an Option under
                    --------
the Plan.

               1.16 Plan means the Company's Amended and Restated 1991 Special
                    ----
Non-Qualified Stock Option Plan, as adopted by the Board in substantially the form set forth herein and as the same may be amended or otherwise modified from time to time.

               1.17 Shares means shares of Common Stock.
                    ------


               1.18 Subsidiary means a subsidiary of the Company as  defined
                    ----------
under Section 424(f) of the Code.

          2.   Purpose.  The Plan is intended to encourage ownership of Common
               -------
Stock by Key Employees and Key Consultants, upon whose judgment and interest the Company is dependent for its successful operation and growth, in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

          3.   Administration.
               --------------

               3.1 Board, Committee or Designated Officer.  The Plan shall be
                  --------------------------------------
administered by the Board or, if the Board so determines, by a Committee appointed by the Board from among its members. The Board or the Committee may designate one or more Designated Officers, each of whom shall be authorized and empowered to exercise such functions and make such determinations with respect to the Plan and the administration thereof as the Board or the Committee shall specify in the resolution designating such officer. Any provision of the Plan to the contrary notwithstanding, (a) in the event of any inconsistency between any action taken by a Designated Officer and any action taken by the Committee concerning the Plan or any Options hereunder, the action taken by the Committee shall govern,

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(b) in the event of any inconsistency between any action taken by a Designated
Officer or the Committee and any action taken by the Board concerning the Plan or any Options hereunder, the action taken by the Board shall govern and (c) no Designated Officer may take any action except to the extent authorized to do so by a resolution of the Board or the Committee.

               3.2  Determination of Option Terms.  Subject to the provisions
                    -----------------------------
of Section 8 and Section 12, the Board, the Committee or any Designated Officer shall have authority to determine the vesting and exercise schedule with respect to Options, the persons to whom Options shall be granted, the number of Shares to be covered by each Option, the time or times at which Options shall be granted and the terms and provisions of the Options, and to make all other determinations necessary or advisable for the administration of the Plan.
Unless otherwise determined and specified in the Option Agreement, Options shall become exercisable during the first five years in which the option is outstanding at the rate of 20% per year.

               3.3  Interpretation and Construction.  The Board, the Committee
                    -------------------------------
or the Designated Officer(s), as applicable, shall have the authority to interpret and construe the provisions of the Plan or of any Option Agreement and, subject to Section 3.1, such interpretation and construction by the Board, the Committee or any Designated Officer shall be final and conclusive.

          4.   Eligible Persons.  The Board, the Committee or any Designated
               ----------------
Officer, as the case may be, may grant Options only to Key Employees or Key Consultants; provided, however, that no Option shall be granted to any individual who, at the time of grant, is subject to Section 16 of the Exchange Act.

          5.   Grant of Options.
               ----------------

               5.1 Procedure.  Subject to the provisions of Sections 8.1 and
                   ---------
8.2, the Board, the Committee or any Designated Officer may (but shall not be required to) grant Options, provided that the person to whom the Option is to be granted subsequently becomes a party to an Option Agreement.

               5.2 Additional Grants.  Subject to Section 8.2 hereof, nothing
                   -----------------
contained in the Plan shall be construed to preclude either the granting of an Option to an Optionee to whom one or more Options have already been granted or the simultaneous granting of more then one Option to the same Optionee.

               5.3 Subject to Exchange Rules.  Any and all grants of Options
                   -------------------------
shall be subject to all applicable rules and regulations of Nasdaq or any stock exchange on which the Common Stock may then be listed.

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          6.   Effective Date and Expiration Date of Plan.  The Plan shall be
               ------------------------------------------
effective as of the date on which stockholder approval of the Plan is obtained (the "Effective Date"). No Option shall be granted under the Plan after the
      --------------
tenth anniversary of the Effective Date.

          7.   Option Agreements.  Option Agreements shall be in such form as
               -----------------
the Board, the Committee or any Designated Officer shall approve or determine; provided, however, that all Option Agreements shall comply with and be subject to the following terms and conditions:

               7.1  Manner, Time, and Medium of Payment.  An Option shall be
                    -----------------------------------
exercised in the manner set forth in the Option Agreement relating thereto and payment in full of the Option Price for all Shares shall be made at the time of exercise. Payment shall be in United States dollars in the form of cash, certified check or bank draft, or by delivery of fully paid Shares held for a period of at least six months valued at their Fair Market Value on the date of exercise, or, if the Board, the Committee or any Designated Officer so determines, by withholding Shares with respect to which the Optionee has exercised such Option having a Fair Market Value on the date of exercise equal to the sum of the Option Price for the withheld Shares and the remaining Shares with respect to which the Optionee has exercised such option, or any combination of such methods of payment.

               7.2  Number of Shares.  Subject to Section 9, the Option
                    ----------------
Agreement shall state the number of Shares to which it pertains.

               7.3 Option Price.  The Option Price shall be determined by the
                   ------------
Board, the Committee or any Designated Officer. Notwithstanding the foregoing, subject to Section 9, except for options which are given in substitution for options of any parent, subsidiary, predecessor to or party to a merger or reorganization with or into the Company, the Option Price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

               7.4  Option Period.  Each Option granted under the Plan shall
                    -------------
expire no later than fifteen years from the date the Option is granted. Any Option Agreement may contain provisions for the earlier expiration of the Option in the event of the Optionee's termination of employment, retirement or death or in the event of a violation by an Optionee of any of such Optionee's duties to the Company or any Subsidiary.

               7.5  Date of Exercise.  An Option shall be exercisable at the
                    ----------------
times specified by the Board, the Committee or any Designated Officer, as applicable, at the time the Option is granted; notwithstanding the foregoing, in the event of a "Change in Control", the Board, may in its sole discretion determine that any Option granted under the Plan shall become exercisable in full or in part, whether or not it is then exercisable. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred:
         -----------------

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               (i)   when any "person", as defined in Section 3(a)(9) of the
     Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group", as defined in Section 13(d) and 14(d) thereof (but excluding Martin J. Wygod and his affiliates), the Company (and any successor to the Company in the transaction which did not result in a change in control), any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 50 percent or more of the combined power of its then outstanding securities with respect to the election of directors;

               (ii) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors"), cease for any
                                        -------------------
     reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of at least two-thirds of the directors of the Company who then qualified as Incumbent Directors, either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 7.5(ii);

               (iii) when the stockholders of the Company approve a merger or consolidation of the Company without the consent or approval of a majority of its Incumbent Directors;

               (iv) when there in a sale or disposition of all or substantially all of the Company's assets; or

               (v)   when the Company adopts a plan of liquidation.

          In addition, the Board or the Committee, as applicable, may, in its sole discretion, include provisions in an Option Agreement relating to a change in control of a Subsidiary. The Board or the Committee may also determine at the time of grant or thereafter that an Option shall become exercisable in full or in part, whether or not it is then exercisable, upon such circumstances or events as the Board or the Committee, in its sole discretion, merits special consideration.

               7.6   Reorganization.  In case the Company is merged or
                     --------------
consolidated with another corporation, or in case of a reorganization, separation or liquidation of the

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Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate securities of the Company, or appropriate shares or other securities of the merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both, or (ii) give written notice to Optionees that their Options must be exercised, to the extent then exercisable after giving due effect to Section 7.5, within 60 days of the date of such notice or they will terminate, and to the extent that such Options are not exercised within such 60-day period they shall terminate and be of no further effect.

               7.7  Transferability; Assignability.  No Option shall be
                    ------------------------------
assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as such term is defined in the Code), and no Option may be exercised other than by an Optionee or, after the death of an Optionee, by that Optionee's personal representatives, heirs, or legatees; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Option to an Optionee's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members.

               7.8  Continuation with Company.  No Option shall be exercisable
                    -------------------------
by an Optionee after the expiration of the Option Period, or 30 days after termination of such Optionee's service as a Key Employee or a Key Consultant, whichever occurs first, unless such termination of service occurs by reason of the Optionee's retirement with the consent of the Company or the Subsidiary, as the case may be, or his death. The Board, the Committee or any Designated Officer may provide in an Option Agreement that employment with a Subsidiary shall not constitute employment with the Company for purposes of such Option Agreement. If the Optionee's services are terminated because of his retirement with such consent or death (or if the Optionee dies within 30 days of such termination or 90 days of such retirement) the Optionee (or the representative of the estate or the heirs or legatees of a deceased Optionee) shall have the right to exercise the unexercised portion of the Option which the Optionee could have exercised as of the date of his retirement or death, provided that notice of such exercise is given to the Company in writing before the expiration of the Option Period and within 90 days of the Optionee's retirement or one year of the Optionee's death, an the case may be. If the Optionee's services with the Company or the Subsidiary are terminated because of the Optionee's violation of his duties to the Company or the Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Board, the Committee or any Designated Officer, as applicable, in his, her or its sole discretion (which determination shall be conclusive), all of the Optionee's Options shall terminate immediately and the Optionee shall have no right after such termination to exercise any Option he might have been able to exercise prior to his termination of service. In addition, the Board, the Committee or any Designated Officer, in his, her or its sole discretion may require that any Option Agreement include provisions that in the

                                      C-6
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event of a violation by the Optionee of his or her duties to the Company or any
Subsidiary (whether before or after termination of the Optionee's services), the existence of which violation shall be determined by the Board, the Committee or any Designated Officer in his, her or its sole discretion (which determination shall be conclusive), the Optionee shall remit to the Company all income that he or she has realized during the twenty-four month period prior to such violation.

               7.9  No Right to Continue with Company.  Nothing in the Plan or
                    ---------------------------------
in any Option granted under the Plan shall confer (or be deemed to confer) any right on any Optionee to continue as an Officer or as an employee of the Company or any Subsidiary or shall interfere in any way with the right of the Company or any Subsidiary to terminate such status at any time, with or without cause and with or without notice.

               7.10 Rights as a Stockholder.  An Optionee shall have no rights
                    -----------------------
as a stockholder with respect to Shares covered by any Option until the date the Company has issued or delivered such Shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company and then only as to such Shares as are actually issued and delivered to the Optionee.

               7.11 Other Provisions.  Option Agreements shall contain such
                    ----------------
other terms and conditions not inconsistent with the Plan as the Board, the Committee or any Designated Officer shall deem advisable.

               7.12 Compliance with Law.  Notwithstanding any provision of the
                    -------------------
Plan or any Option Agreement to the contrary, no Option may be granted or exercised at any time when such Option or the granting or exercise thereof or payment therefor may result in the violation of any law or governmental order or regulation.

               7.13 Securities Laws.  The Company may require each Optionee to
                    ---------------
represent to the Company, in writing, when an Option is exercised that such Optionee is exercising such Option for his own account for investment only, and not with a view to distribution, and that the Optionee will not make any sale, transfer, or other disposition of any Shares so purchased except (i) pursuant to a registration statement filed under the Securities Act of 1933, as amended, which the Securities and Exchange Commission has declared effective, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that said sale, transfer, or other disposition may be made without registration, or (iii) pursuant to a "no action" letter issued to the Optionee by the Securities and Exchange Commission. The Company may require each certificate representing Shares purchased upon the exercise of an Option to bear a legend stating that the Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933, as amended, and the provisions of the

Plan. No Option may be granted or exercised at a time when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

          8.   Share Available for Option.
               --------------------------

               8.1  Maximum.  Subject to Sections 7.6 and 9, no more than
                    -------
2,750,000 Shares shall be subject to purchase pursuant to Options granted under the Plan. At all times during the term of the Plan, the Company shall have reserved that number of Shares less an amount equal to the number of Shares which have been issued pursuant to the exercise of Options. At all times after termination of the Plan, the Company shall have reserved for issuance a number of Shares equal to the aggregate number of Shares subject to outstanding Options.

               8.2  Employee Maximum.  Subject to Sections 7.6 and 9 hereof, no
                    ----------------
Optionee shall receive Options under this Plan with respect to an aggregate of more than 250,000 Shares in any Plan year.

               8.3  Expiration or Termination.  If any outstanding Option under
                    -------------------------
the plan expires for any reason or is terminated prior to the expiration date of the Plan as set forth in Section 6, the Shares allocable to any unexercised portion of such Option may again be subject to an Option.

          9.   Recapitalization or Change in Par Value of Common Stock.  The
               -------------------------------------------------------
aggregate number of Shares purchasable under Options granted and which may be granted pursuant to the Plan and the Option Price for Shares covered by each outstanding Option shall all be proportionately adjusted, as deemed appropriate by the Board, the Committee or any Designated Officer if the Shares are split up, converted, exchanged, reclassified or in any way substituted for. The Board, the Committee or such Designated Officer shall provide for appropriate adjustments of the numbers of shares purchasable under the Plan and of outstanding Options in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Stock for which the record date is prior to the date the Shares purchased by exercise of an Option are issued or transferred, except that no such adjustment shall be made for cumulative stock dividends of 10% or less (in the aggregate) or cash dividends. Any such adjustment may include an adjustment of the Option Price or the number of Shares for which an Option may be exercised, or may provide for an escrow of assets or securities so distributed to be available upon future exercise. In the event of a change in the Company's presently authorized Common Stock which is limited to a change of all of its presently authorized Shares of Common Stock with par value into the same number of shares without par value, or any change of the then authorized Shares of Common Stock with par value into the same number of shares of Common Stock with a different par value, the shares resulting from any such change shall be deemed to be Shares as defined in Section 1, and

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no change in the number of Shares covered by each Option or in the Option Price shall take place.

          10.  Indemnification; Reliance; Exculpation.
               --------------------------------------

               10.1 Indemnification.  Each person who is or shall have been a
                    ---------------
member of the Board or of the Committee and each Designated Officer shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in wich such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject, however, to the condition that upon the institution of any such claim, action, suit, or proceeding, such person shall in writing give the Company an opportunity to intervene at the Company's expense on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.

               10.2 Reliance.  Each member of the Board or of the Committee,
                    --------
each Designated Officer and each other officer and employee of the Company in performing duties under the Plan shall be entitled to rely upon information and reports furnished in connection with the administration of this Plan by any duly authorized officer or agent of the Company.

               10.3 Exculpation.   No member of the Board or of the Committee
                    -----------
and no Designated Officer shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

          11.  Income Tax Withholding.  If the Board, the Committee, or any
               ----------------------
Designated Officer shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance of Shares pursuant to the exercise of an Option, the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Optionee. In any event, the Optionee shall either (i) make available to the Company or Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds or, if the Option Agreement so provides, Shares (valued at Fair Market Value as of the date the withholding tax obligation arises (the "Tax Date")), to meet the requirements of
                                        --- ----
such withholding, or (ii) to the extent permitted by the Board, the Committee or any Designated Officer, irrevocably authorize the Company to withhold from the Shares otherwise issuable to the Optionee as a result of such exercise a number of Shares having a Fair Market Value as of the Tax Date which alone, or when added to funds paid or Shares delivered to the Company or the Subsidiary by the Optionee, equal the amount of the minimum withholding tax obligation (the "Withholding
                                                                 -----------
Election") and the Company or such Subsidiary shall be entitled to take and
--------
authorize such steps as it may deem advisable in order to have such funds or Shares made available to the Company or such Subsidiary out of any funds or property due or to become due to the Optionee. An Optionee's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Board, the Committee or any Designated Officer. The Board, the Committee or any Designated Officer may establish such rules and procedures as he, she or it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of any Option.

          12.  Amendment or Termination of Plan.  The Board may modify, amend or
               --------------------------------
terminate the Plan in whole or in part at any time; provided, however, that (i) no modification or amendment shall be effective without stockholder approval if such approval is required by law or under the rules of Nasdaq or of the stock exchange on which the Shares are listed, (ii) with respect to any person who is granted an Option prior to the Effective Date, no such termination, modification, or amendment of the Plan shall alter or affect the terms of any then outstanding Options previously granted hereunder without the consent of the Optionee and (iii) with respect to any person who is granted an Option on or after the Effective Date, no such termination, modification, or amendment of the Plan shall adversely alter or affect the terms of any then outstanding Options previously granted hereunder without the consent of the Optionee.

          13.  Set-Off.  If at any time an Optionee is indebted to the Company
               -------
or any Subsidiary, the Company may in the discretion of the Board, the Committee or any Designated Officer (a) withhold from the Optionee (i) following the exercise by the Optionee of an Option, Shares issuable to the Optionee having a Fair Market Value on the date of exercise up to the amount of indebtedness to the Company or (ii) following the sale by an Optionee of Shares received pursuant to the exercise of an Option, amounts due to an Optionee in connection with the sale of such Shares up to the amount of indebtedness to the Company, or
(b) take any substantially similar action. The Board, the Committee or any Designated Officer may establish such rules and procedures as he, she or it may deem necessary or advisable in connection with the taking of any action contemplated by this Section 13.

          14.  Headings.  The section headings contained herein have no
               --------
substantive meaning or content and are not part of this Plan.

          15.  Governing Law.  The Plan shall be construed in accordance with
               -------------
the laws of the State of New Jersey without regard to the principles of conflicts of law.

                                      C-10